Exhibit 99.1

Easterly Acquisition Corp. Announces the Separate Trading of its Common Stock and Warrants Commencing September 21, 2015

BOSTON, SEPTEMBER 17, 2015 – Easterly Acquisition Corp. (Nasdaq: EACQU) (“Easterly” or “the Company”) today announced the separate trading of common stock and warrants underlying the units sold in its initial public offering on July 30, 2015 will commence on or about September 21, 2015.

The common stock and warrants will be listed on the Nasdaq Capital Market under the symbols EACQ and EACQW, respectively. Units not separated will continue to be listed on the Nasdaq Capital Market under the symbol EACQU.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus, copies of which may be obtained by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: (800) 831-9146.

About Easterly Acquisition Corp.

Easterly Acquisition Corp. was formed for the purpose of acquiring one or more businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. Its efforts in identifying a prospective target business are focused on, but not limited to, the financial services industry. The Easterly team has a long history of success creating platforms for investors and scaling them to capture market opportunities. To learn more please visit www.easterlyacquisition.com.

Forward Looking Statements

Certain statements contained in this press release that are not historical facts may contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. These forward-looking statements speak only as the date of this press release and should not be relied upon as predictions of future events. Easterly Acquisition Corp. expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in Easterly Acquisition Corp. expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contact

Rachel Williams

617-231-4344

rwilliams@easterlycapital.com